TECHNOLOGY TRANSFER AND
PATENT ASSIGNMENT AGREEMENT

AGREEMENT dated October 7, 1996 between BioSeq, Inc. ("BioSeq"), a Massachusetts corporation with principal offices at 25 Olympia Avenue, Unit F, Woburn, Massachusetts 01801-6307, and BioMolecular Assays, Inc. ("BMA"), a Massachusetts corporation of the same address.

WHEREAS, BMA is the owner of all right, title and interest in and to the BMA Patents and the Technology as those terms are defined in a certain License Agreement (the "License Agreement"), of even date herewith, between the parties hereto, and also claims trademark rights to the name "BioSeq" and has filed a trademark registration application therefor with the U.S. Patent and Trademark Office (the "Trademark Rights"); and

WHEREAS, BioSeq desires to acquire ownership of the BMA Patents, the Technology and the Trademark Rights, and BMA is willing to transfer such ownership upon the terms and conditions set forth herein;

NOW THEREFORE, the parties agree as follows:

1. BMA hereby assigns, sells, transfers and conveys all of its right, title and interest in the BMA Patents, the Technology and the Trademark Rights to BioSeq free and clear of all liens and encumbrances, and shall in connection therewith duly and promptly execute and deliver to BioSeq such documents and instruments as may be necessary in the reasonable judgment of BioSeq to document and effect such assignment, sale and transfer, including any required filings with the U.S. Patent and Trademark Office and foreign equivalents. The License Agreement is the only license agreement between the parties and the License Agreement is hereby terminated.

2. In consideration therefor, BioSeq shall pay to BMA an amount which shall be determined as soon as reasonably possible by negotiations among the parties hereto, with the participation of the director of BioSeq nominated by Boston Biomedica, Inc. ("BBI"). Failing agreement among the parties on or before November 30, 1996, BioSeq shall pay, and BMA shall accept as full consideration for its agreements hereunder, those amounts required to be paid to BMA by BioSeq under Section 3 of the License Agreement. BioSeq will reimburse BMA for all costs of collection (including legal fees) reasonably incurred by BMA in successfully enforcing its rights to payment hereunder.

3. Notwithstanding the provisions of paragraph 2 hereof, BioSeq may defer (with interest at an annual rate of 8%) up to fifty percent (50%) (and in any event all but $75,000 on a calendar year basis) of any cash payments which might otherwise be required hereunder until the earlier to occur of (a) the end of BioSeq's first profitable quarter or (b) three years from the date hereof, after which time no further deferral will be permitted and all past deferred amounts will thereupon become due and payable in twelve equal monthly installments. BMA shall at any time have the option, exercisable by written notice to BioSeq, to convert any such deferred payment amounts (including accrued interest) to Common Stock of the Company at a price per share equivalent to

that at which Common Stock was issued or deemed to have been issued to unaffiliated investors most recently prior to delivery of the aforesaid notice to BioSeq.

4. BMA represents, warrants and covenants that it is the owner of the entire right, title and interest to the BMA Patents and the Technology, that it has the right and authority to enter into this Agreement and to transfer the BMA Patents, the Technology and the Trademark Rights pursuant hereto, and that this Agreement does not conflict with the terms of any other agreement to which BMA is a party or by which it is bound. To BMA's knowledge, the exercise of the BMA Patents and Technology will not result in the infringement of valid patents or other proprietary rights of third parties.

5. BMA will indemnify, defend and hold BioSeq, its directors, officers employees and affiliates, harmless from and against all claims, proceedings, demands and liabilities of any kind whatsoever (including reasonable attorneys' fees and costs and other expenses of litigation) resulting from the material breach by BMA of any of its representations, warranties or covenants contained in this Agreement.

6. The parties hereto acknowledge that BMA is not retaining a security interest of any kind in the assets being transferred hereunder, and that in the event of a default by BioSeq in its payment obligations under this Agreement, BMA will not have the rights of a secured creditor with respect to such assets nor will BMA have any other specific claim upon those assets other than as a general unsecured creditor.

7. The parties hereto acknowledge that with respect to the transfer of the BMA Patents, the Technology and the Trademark Rights pursuant to paragraph 1 hereof, BBI is a third party beneficiary of BMA's obligation under this Agreement to make such transfers pursuant to such paragraph 1 and the parties acknowledge that should BMA for any reason fail to carry out its obligation to transfer the BMA Patents, the Technology and the Trademark Rights, BBI will be entitled to enforce the transfer provision hereof if BioSeq fails or refuses to do so within ten days of BBI's written request to do so.

SIGNATURE PAGE FOLLOWS

This Agreement has been executed as an agreement under seal as of the date first written above.

BIOSEQ, INC.

By: [signature]
Name: James Laugharn
Title: President & CEO

BIOMOLECULAR ASSAYS, INC.

By: [signature]
Name: David J Green
Title: Treasurer

As principal shareholders of both parties hereto, we agree with the foregoing:

[signature]
James A. Laugharn

[signature]
David J. Green